UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 31, 2013

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2013, MagneGas Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Northland Securities, Inc. (the “Underwriter”) relating to the public offering of 2,372,295 shares of the Company’s common stock, par value $0.001 per share, and 593,074 warrants to purchase shares of common stock. Each share of common stock sold in this offering will be sold with a warrant to purchase 0.25 of a share of common stock. Each share of common stock and related warrant will be sold at a combined price to the public of $0.90, for gross proceeds of $2,135,065.  The Company also granted the Underwriter an option to purchase up to an additional 355,844 shares of our common stock and warrants to purchase up to an additional 88,961 shares of common stock to cover over-allotments, if any, within 45 days of the date of the final prospectus supplement.  The net proceeds to the Company from the sale of the common stock and related warrants, after deducting the Underwriter’s discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $1,839,360. The offering is expected to close on or about June 5, 2013, subject to the satisfaction of customary closing conditions.

The warrants to be issued in the offering are exercisable for a period of five years from the closing date of the offering at an exercise price of $1.35. The exercise price and number of shares of common stock issuable on exercise of the warrants will be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction. Holders of the warrants will not be permitted to exercise those warrants for an amount of common stock that would result in the holder owning more than 9.99% of the Company’s common stock. We will not be required to issue any fractional shares of our common stock upon the exercise of a warrant. Instead, the Company may elect to either pay cash equal to the product of such fraction multiplied by the closing price of one warrant share on the date of exercise or have the number of shares of common stock exercised rounded up to the nearest whole number.

The foregoing descriptions of the Purchase Agreement and the warrants are qualified in their entirety by reference to such Purchase Agreement and the form of warrant agreement and warrant certificate to be entered into between us and our transfer agent, as warrant agent, which are filed as Exhibits 1.1 and 4.1, respectively, hereto and are incorporated herein by reference. The legal opinion of Anslow & Jaclin, LLP relating to the securities being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The securities are being offered and sold pursuant to a prospectus dated May 28, 2013 and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2013, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-188661) declared effective by the SEC on May 28, 2013.

Item 8.01	Other Events.

On May 31, 2013, the Company issued a press release announcing the pricing of the offering. A copy of the press release filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Form of Purchase Agreement, dated as of May 31, 2013 by and between MagneGas Corporation and Northland Securities, Inc.

4.1	Form of Warrant Agreement (Filed as an Exhibit on Current Report on Form 8-K filed with the SEC on May 30, 2013)

5.1	Opinion of Anslow & Jaclin, LLP

23.1	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)

99.1	Press release dated May 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: May 31, 2013	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer